Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On September 1, 2023, Hillenbrand, Inc. (the "Company") completed its acquisition (the "Acquisition") of the Schenck Process Food and Performance Materials Business ("FPM") under the terms of the Share Purchase Agreement, dated as of May 23, 2023 (the "Agreement"), between Hillenbrand's wholly owned subsidiary Milacron LLC and Schenck Process Holding GmbH (the "Seller") for total aggregate consideration of $738.7 million in cash, reflecting an enterprise value of approximately $730.0 million plus cash acquired at closing, subject to specified adjustments, including $10.0 million payable following the closing in respect of transaction expenses of the Seller, as set forth in the Agreement. The Acquisition was effected pursuant to the Agreement through the acquisition by wholly owned subsidiaries of the Company of all of the outstanding equity interests in entities owning the FPM operating companies. FPM provides material processing solutions and aftermarket offerings across various end markets, including food, chemicals and performance materials. The consideration paid upon the closing of the Acquisition was funded by a portion of the proceeds from the following borrowings (collectively referred to as the "Debt Financing"):

•	a term loan of €185.0 million ($201.7 million) (the "Term Loan") under the delayed-draw term loan facility governed by the Company's Fourth Amended and Restated Credit Agreement, as amended (the "Amended Credit Agreement"); and

•	borrowings of $558.9 million, consisting of €320.0 million ($348.9 million) and $210.0 million, under the Company's $1,000.0 million revolving credit facility (the "Revolving Facility") governed by the Amended Credit Agreement.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The Company and FPM have different fiscal years: the Company's fiscal year ends on September 30, and FPM’s historical fiscal year ends on December 31. The unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2022, has been prepared utilizing period ends that differ by one fiscal quarter or less, as permitted by Rule 11-02 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023, gives effect to the Acquisition and the Debt Financing as if those transactions had been completed on June 30, 2023, and combines the historical unaudited consolidated balance sheet of the Company as of June 30, 2023, with FPM’s historical unaudited combined balance sheet as of June 30, 2023.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended September 30, 2022 and the nine months ended June 30, 2023, give effect to the Acquisition and Debt Financing as if those transactions had occurred on October 1, 2021, the first day of the Company’s fiscal year ended September 30, 2022 and combine the historical results of the Company and FPM. The unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2022, combines the audited consolidated statement of operations of the Company for the fiscal year ended September 30, 2022 and FPM’s audited combined statement of income for FPM's fiscal year ended December 31, 2022. The unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2023, combines the unaudited consolidated statement of operations of the Company for the nine months ended June 30, 2023, with FPM’s unaudited combined statement of income for the nine months ended June 30, 2023, which has been calculated by adding FPM's results for the six months ended June 30, 2023 to its results for the three months ended December 31, 2022.

The historical financial statements of the Company and FPM have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the Acquisition, the Debt Financing, and transaction costs in accordance with United States generally accepted accounting principles ("U.S. GAAP"). The unaudited pro forma adjustments are based upon available information and certain assumptions that our management believes are reasonable.

The unaudited pro forma condensed combined financial statements should be read in conjunction with:

•	the accompanying notes to unaudited pro forma condensed combined financial statements;

•	the audited consolidated financial statements of the Company and the related notes included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the SEC on November 15, 2023;

•	the unaudited consolidated financial statements of the Company and the related notes included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the SEC on August 2, 2023;

•	the audited combined financial statements of FPM (prepared in accordance with U.S. GAAP) as of and for the year ended December 31, 2022, and the related notes, included in the Company's Current Report on Form 8-K filed with the SEC on November 15, 2023; and

•	the unaudited combined financial statements of FPM (prepared in accordance with U.S. GAAP) as of and for the six months ended June 30, 2023, and the related notes, included in the Company's Current Report on Form 8-K filed with the SEC on November 15, 2023.

Accounting for the Acquisition

The Acquisition is being accounted for as a business combination using the acquisition method with the Company as the accounting acquirer in accordance with Accounting Standards Codification ("ASC") Topic 805, Business Combinations ("ASC 805"). Under this method of accounting, the aggregate purchase price will be allocated to FPM’s assets acquired and liabilities assumed based upon their estimated fair values at the date of Acquisition. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the net assets acquired will be recorded as goodwill. The process of valuing the net assets of FPM immediately prior to the Acquisition, as well as evaluating accounting policies for conformity, has not yet been completed. Accordingly, the aggregate purchase price allocation and related adjustments reflected in the unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. Refer to Note 1 - Basis of Presentation for more information.

The unaudited pro forma condensed combined financial information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Acquisition and the Debt Financing had been completed on the dates set forth above, nor is it indicative of the future results or financial position of the Company.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2023

(in millions)

(in millions)	Hillenbrand, Inc. Historical	FPM Historical (as Adjusted) (Note 2)	Transaction Accounting Adjustments - Acquisition	(Note 4)	Transaction Accounting Adjustments - Debt Financing	(Note 4)	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$290.5	$12.9	$(754.6)	(a)	$758.0	(a)	$306.8
Trade receivables, net	318.3	66.5	—		—		384.8
Receivables from long-term manufacturing contracts, net	280.4	23.8	—		—		304.2
Inventories, net	568.4	67.9	2.8	(b)	—		639.1
Prepaid expenses and other current assets	125.7	35.1	—		—		160.8
Total current assets	1,583.3	206.2	(751.8)		758.0		1,795.7
Property, plant, and equipment, net	296.4	28.0	—		—		324.4
Operating lease right-of-use assets, net	105.9	9.8	—		—		115.7
Intangible assets, net	1,085.6	148.5	189.5	(c)	—		1,423.6
Goodwill	1,561.4	175.1	313.6	(d)	—		2,050.1
Other long-term assets	101.2	1.3	—		—		102.5
Total Assets	$4,733.8	$568.9	$(248.7)		$758.0		$5,812.0

LIABILITIES
Current Liabilities
Trade accounts payable	$402.3	$62.1	$—		$—		$464.4
Liabilities from long-term manufacturing contracts and advances	362.6	111.1	—		—		473.7
Current portion of long-term debt	10.0	—	—		10.1	(f)	20.1
Accrued compensation	85.5	10.3	—		—		95.8
Other current liabilities	318.9	59.7	—		—		378.6
Total current liabilities	1,179.3	243.2	—		10.1		1,432.6
Long-term debt	1,329.3	—	—		747.9	(f)	2,077.2
Accrued pension and postretirement healthcare	108.2	—	—		—		108.2
Operating lease liabilities	83.0	9.7	—		—		92.7
Deferred income taxes	288.4	4.2	64.8	(e)	—		357.4
Other long-term liabilities	60.1	4.2	—		—		64.3
Total Liabilities	$3,048.3	$261.3	$64.8		$758.0		$4,132.4

SHAREHOLDERS' EQUITY
Hillenbrand shareholders' equity	1,654.0	307.6	(313.5)	(g)	—		1,648.1
Noncontrolling interests	31.5	—	—		—		31.5
Total Shareholders' Equity	1,685.5	307.6	(313.5)		—		1,679.6

Total Liabilities and Shareholders' Equity	$4,733.8	$568.9	$(248.7)		$758.0		$5,812.0

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended June 30, 2023

(in millions, except per share data)

	Hillenbrand, Inc. Historical	FPM Historical (as Adjusted) (Note 2)	Transaction Accounting Adjustments -Acquisition	(Note 5)	Transaction Accounting Adjustments - Debt Financing	(Note 5)	Pro Forma Combined	(Note 5)
Net revenue	$2,063.2	$414.1	$—		$—		$2,477.3
Cost of goods sold	1,382.5	290.7	—		—		1,673.2
Gross profit	680.7	123.4	—		—		804.1
Operating expenses	421.1	82.3	(6.5)	(f)	—		496.9
Amortization expense	58.6	11.3	6.2	(b)	—		76.1
Interest expense	55.9	5.3	—		33.9	(c)	95.1
Income from continuing operations before income taxes	145.1	24.5	0.3		(33.9)		136.0
Income tax expense	50.2	8.4	0.1	(d)	(8.5)	(d)	50.2
Income from continuing operations	94.9	16.1	0.2		(25.4)		85.8
Less: Net income attributable to noncontrolling interests	4.8	—	—		—		4.8
Net income from continuing operations attributable to Hillenbrand	$90.1	$16.1	$0.2		$(25.4)		$81.0

Earnings per share
Basic earnings per share from continuing operations attributable to Hillenbrand	$1.29						1.16
Diluted earnings per share from continuing operations attributable to Hillenbrand	$1.29						1.16
Weighted average shares outstanding (basic)	69.7						69.7	(g)
Weighted average shares outstanding (diluted)	70.0						70.0	(g)

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Fiscal Year Ended September 30, 2022

(in millions, except per share data)

	Hillenbrand, Inc. Historical	FPM Historical (as Adjusted) (Note 2)	Transaction Accounting Adjustments - Acquisition	(Note 5)	Transaction Accounting Adjustments - Debt Financing	(Note 5)	Pro Forma Combined	(Note 5)
Net revenue	$2,315.3	$521.9	$—				$2,837.2
Cost of goods sold	1,551.5	373.7	2.8	(a)			1,928.0
Gross profit	$763.8	$148.2	$(2.8)		$—		$909.2
Operating expenses	442.7	102.5	(2.9)	(e)(f)			542.3
Amortization expense	54.0	14.2	9.1	(b)			77.3
Loss on divestiture	3.1	—	—				3.1
Interest expense	64.3	2.3	—		45.2	(c)	111.8
Income from continuing operations before income taxes	199.7	29.2	(9.0)		(45.2)		$174.7
Income tax expense	70.4	4.9	(2.3)	(d)	(11.3)	(d)	61.7
Income from continuing operations	129.3	24.3	(6.7)		(33.9)		113.0
Less: Net income attributable to noncontrolling interests	6.3	—	—				6.3
Income from continuing operations attributable to Hillenbrand	$123.0	$24.3	$(6.7)		$(33.9)		$106.7

Earnings per share
Basic earnings per share from continuing operations attributable to Hillenbrand	$1.72						$1.49
Diluted earnings per share from continuing operations attributable to Hillenbrand	$1.70						$1.48
Weighted average shares outstanding (basic)	71.7						71.7	(g)
Weighted average shares outstanding (diluted)	72.2						72.2	(g)

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined balance sheet as of June 30, 2023, gives effect to the Acquisition and the Debt Financing as if those transactions had been completed on June 30, 2023, and combines the historical unaudited consolidated balance sheet of the Company as of June 30, 2023, with FPM’s historical unaudited combined balance sheet as of June 30, 2023. The unaudited pro forma condensed combined statements of operations for the fiscal year ended September 30, 2022, and the nine months ended June 30, 2023, give effect to the Acquisition and the Debt Financing as if those transactions had occurred on October 1, 2021, the first day of the Company’s fiscal year ended September 30, 2022, and combine the historical results of the Company and FPM. The unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2022, combines the audited consolidated statement of operations of the Company for the fiscal year ended September 30, 2022 and FPM’s audited combined statement of income for FPM's fiscal year ended December 31, 2022. The unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2023, combines the unaudited consolidated statement of operations of the Company for the nine months ended June 30, 2023, with FPM’s unaudited combined statement of income for the nine months ended June 30, 2023, which has been calculated by adding FPM's results for the six months ended June 30, 2023 to its results for the three months ended December 31, 2022. Thus, FPM's results for the three months ended December 31, 2022 are included in both the unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2023, and the unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2022. FPM's revenue and net income for the three months ended December 31, 2022 were $152.0 million and $5.9 million, respectively.

The Company's and FPM’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. As discussed in Note 2, certain reclassifications were made to align the Company's and FPM’s financial statement presentation. The Company is currently in the process of evaluating FPM’s accounting policies. That evaluation may identify additional differences between the accounting policies of the Company and FPM. Based on the information currently available, the Company has determined on a preliminary basis that no significant adjustments are necessary to conform FPM’s financial statements to the accounting policies used by the Company.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with ASC 805, with the Company as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical financial statements of the Company and FPM. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of aggregate consideration transferred over the estimated fair value of the net assets acquired is allocated to goodwill.

Allocation of the aggregate consideration (i.e., the purchase price) depends upon certain estimates and assumptions, all of which are preliminary. A preliminary purchase price allocation has been made for the purpose of developing the unaudited pro forma condensed combined financial information. The final determination of fair values of assets acquired and liabilities assumed in the Acquisition could differ materially from the preliminary purchase price allocation.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023, the unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2023, and the unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2022, presented herein, are based on the historical financial statements of the Company and FPM. As a result of the Company having a different fiscal period-end than FPM, the unaudited pro forma condensed combined financial information has been aligned as follows:

•	The unaudited pro forma condensed combined balance sheet as of June 30, 2023, is presented as if the Acquisition had occurred on June 30, 2023, and combines the historical unaudited consolidated balance sheet of the Company as of June 30, 2023, with the historical unaudited combined balance sheet of FPM as of June 30, 2023.

•	The unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2023, has been prepared as if the Acquisition had occurred on October 1, 2021, and combines the Company’s historical unaudited consolidated statement of operations for the nine months ended June 30, 2023, with FPM’s historical unaudited combined statement of income for the nine months ended June 30, 2023.

◦	FPM’s historical unaudited combined statement of income for the nine months ended June 30, 2023, was prepared by adding FPM's unaudited combined statement of income for six months ended June 30, 2023, to FPM's unaudited combined statement of income for the three months ended December 31, 2022.

•	The unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2022, has been prepared as if the Acquisition had occurred on October 1, 2021, and combines the Company’s historical audited consolidated statement of operations for the fiscal year ended September 30, 2022, with FPM’s historical audited combined statement of operations for the fiscal year ended December 31, 2022, as permitted by Rule 11-02 of Regulation S-X, which allows utilizing period ends that differ by one fiscal quarter or less when preparing pro forma statement of operations for the fiscal year.

The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances. The Company is not aware of any material transactions between the Company and FPM during the periods presented. Accordingly, adjustments to eliminate transactions between the Company and FPM have not been reflected in the unaudited pro forma condensed combined financial statements.

2.	The Company and FPM Reclassification Adjustments

During the preparation of the unaudited pro forma condensed combined financial information, management performed a preliminary analysis of FPM’s financial information to identify differences in financial statement presentation as compared to the presentation of the Company. Based on a preliminary analysis performed, certain reclassification adjustments have been made to conform FPM’s historical combined financial statement presentation to the Company’s consolidated financial statement presentation. The Company is currently performing a full and detailed review of its financial statement presentation and accounting policies, which could result in amounts set forth in the Company's consolidated financial statements being materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

Refer to the table below for a summary of adjustments made to present FPM's historical unaudited combined balance sheet as of June 30, 2023, to conform with the presentation of the Company's historical unaudited consolidated balance sheet as of June 30, 2023.

(in millions)
FPM Historical Combined Balance Sheet Line Items	Hillenbrand Historical Consolidated Balance Sheet Line Items	FPM Historical Combined Balances as of June 30, 2023	Reclassification Adjustments	Notes	FPM Reclassified as of June 30, 2023
Cash	Cash and cash equivalents	$12.9	$—		$12.9
Restricted cash		1.6	(1.6)	(a)
Trade receivables less allowance for credit loss	Trade receivables, net	66.5	—		66.5
Contract assets	Receivables from long-term manufacturing contracts, net	23.8	—		23.8
Inventories	Inventories, net	67.9	—		67.9
Income tax receivable		8.5	(8.5)	(b)
Prepaid and other current assets	Prepaid expenses and other current assets	25.0	10.1	(a) (b)	35.1
Total current assets	Total current assets	206.2	—		206.2
Fixed assets, net	Property, plant, and equipment, net	37.8	(9.8)	(c)	28.0
	Operating lease right-of-use assets, net	—	9.8	(c)	9.8
Intangible assets, net	Intangible assets, net	148.5	—		148.5
Goodwill	Goodwill	175.1	—		175.1
Other non-current assets	Other long-term assets	1.3	—		1.3
Total assets	Total Assets	$568.9	$—		$568.9

Trade payables	Trade accounts payable	$62.1	$—		$62.1
Contract liabilities	Liabilities from long-term manufacturing contracts and advances	85.0	26.1	(d)	111.1
Financial liabilities - current		25.0	(25.0)	(e)
Payments received on account of orders		26.1	(26.1)	(d)
	Accrued compensation		10.3	(f)	10.3
Other provisions		13.4	(13.4)	(g)
Other current liabilities	Other current liabilities	31.6	28.1	(e) (f) (g)	59.7
Total current liabilities	Total current liabilities	243.2	—		243.2
Deferred tax liabilities	Deferred income taxes	4.2	—		4.2
Income tax liabilities - non-current		1.8	(1.8)	(h)
Financial liabilities - non-current		10.2	(10.2)	(i) (j)
	Operating lease liabilities		9.7	(j)	9.7
Other provisions - non-current	Other long-term liabilities	1.9	2.3	(i) (h)	4.2
Total liabilities	Total Liabilities	261.3	—		261.3

Total Parent Company Net Investment	Hillenbrand shareholders' equity	307.6	—		307.6
Total parent company net investment	Total Hillenbrand Shareholders’ Equity	307.6	—		307.6
Total liabilities and parent company net investment	Total Liabilities and Shareholders' Equity	$568.9	$—		$568.9

(a)	Reflects a reclassification of $1.6 million of restricted cash to prepaid expenses and other current assets.
(b)	Reflects a reclassification of $8.5 million of income tax receivable to prepaid and other current assets.
(c)	Reflects a reclassification of $9.8 million of right-of-use assets related to operating leases from fixed assets, net to operating lease right-of-use assets, net.
(d)	Reflects a reclassification of $26.1 million of payments received on account of orders to liabilities from long-term manufacturing contracts and advances.
(e)	Reflects a reclassification of $25.0 million of financial liabilities - current to other current liabilities.
(f)	Reflects a reclassification of $10.3 million of other current liabilities to accrued compensation.
(g)	Reflects a reclassification of $13.4 million of other provisions to other current liabilities.
(h)	Reflects a reclassification of $1.8 million of income tax liabilities - non-current to other long-term liabilities.
(i)	Reflects a reclassification of $0.5 million of financial liabilities - non-current to other long-term liabilities.
(j)	Reflects a reclassification of $9.7 million of financial liabilities - non-current to operating lease liabilities.

Refer to the table below for a summary of adjustments made to present FPM's historical combined statement of income for the nine months ended June 30, 2023, to conform with the presentation of the Company's historical unaudited consolidated statement of operations for the nine months ended June 30, 2023.

(in millions)
FPM Historical Combined Statement of Income Line Items	Hillenbrand Historical Consolidated Statement of Operations Line Items	FPM Nine Months Ended June 30, 2023	Reclassification Adjustments	Notes	FPM Foods Reclassified Nine Months Ended June 30, 2023
Revenue	Net revenue	$414.1	$—		$414.1
Cost of goods sold	Cost of goods sold	290.7	—		290.7
Gross Profit	Gross profit	123.4	—		123.4
Operating expenses:
Marketing and selling expenses		53.0	(53.0)	(a)(d)
Research and development costs		8.5	(8.5)	(b)
General and administrative expenses		33.1	(33.1)	(c)(e)
	Operating expenses		82.3	(a)(b)(c)(f)	82.3
	Amortization expense		11.3	(d)	11.3
Interest expense	Interest expense	4.9	0.4	(e)	5.3
Foreign currency gain, net		0.6	(0.6)	(f)
Income before income taxes	Income from continuing operations before income taxes	24.5	—		24.5
Income taxes	Income tax expense	8.4	$—		8.4
Net income	Income from continuing operations	$16.1	$—		$16.1

(a)	Reflects a reclassification of $41.7 million of marketing and selling expenses to operating expenses.
(b)	Reflects a reclassification of $8.5 million of research and development costs to operating expenses.
(c)	Reflects a reclassification of $32.7 million of general and administrative expenses to operating expenses.
(d)	Reflects a reclassification of $11.3 million of amortization expense from marketing and selling expenses to amortization expense.
(e)	Reflects a reclassification of $0.4 million of fees related to factoring agreements from general and administrative expenses to interest expense.
(f)	Reflects a reclassification of $0.6 million of gains on transactions in foreign currencies other than functional currencies from foreign currency gain, net to operating expenses.

Refer to the table below for a summary of adjustments made to present FPM's historical audited combined statement of income for their fiscal year ended December 31, 2022 to conform with the presentation of the Company's historical audited consolidated statement of operations for the fiscal year ended September 30, 2022:

(in millions)
FPM Historical Combined Statement of Income Line Items	Hillenbrand Historical Consolidated Statement of Operations Line Items	FPM Fiscal Year Ended December 31, 2022	Reclassification Adjustments	Notes	FPM Reclassified Fiscal Year Ended December 31, 2022
Revenue	Net revenue	$521.9	$—		$521.9
Cost of goods sold	Cost of goods sold	373.7	—		373.7
Gross Profit	Gross profit	148.2	—		148.2
Operating expenses:
Marketing and selling expenses		69.8	(69.8)	(a)(d)
Research and development costs		10.3	(10.3)	(b)
General and administrative expenses		38.0	(38.0)	(c)(e)
	Operating expenses		102.5	(a)(b)(c)(f)	102.5
	Amortization expense		14.2	(d)	14.2
Interest expense	Interest expense	1.4	0.9	(e)	2.3
Foreign currency gain, net		0.5	(0.5)	(f)
Income before income taxes	Income from continuing operations before income taxes	29.2	—		29.2
Income taxes	Income tax expense	4.9	—		4.9
Net income	Income from continuing operations	$24.3	$—		$24.3

(a)	Reflects a reclassification of $55.6 million of marketing and selling expenses to operating expenses.
(b)	Reflects a reclassification of $10.3 million of research and development costs to operating expenses.
(c)	Reflects a reclassification of $37.1 million of general and administrative expenses to operating expenses.
(d)	Reflects a reclassification of $14.2 million of amortization expense from marketing and selling expenses to amortization expense.
(e)	Reflects a reclassification of $0.9 million of fees related to factoring agreements from general and administrative expenses to interest expense.
(f)	Reflects a reclassification of $0.5 million of gains on transactions in foreign currencies other than functional currencies from foreign currency gain, net to operating expenses.

3.	Preliminary Purchase Price Allocation

Estimated Aggregate Acquisition Consideration

The aggregate consideration for the Acquisition was $748.7 million, including $10.0 million in respect of transaction expenses of the Seller, subject to certain other post-closing adjustments.

Preliminary Purchase Price Allocation

The accounting for the Acquisition, including the preliminary aggregate consideration, is based on provisional amounts, and the associated purchase accounting is not final. Specifically, the preliminary estimate of fair values does not currently contemplate a step-up to the fair value of property, plant, and equipment, or a remeasurement of the acquired operating and finance leases, as of the Acquisition date. The Company will complete its assessment of these estimated fair values within the allowable measurement period. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of FPM, the Company used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. The Company is expected to use widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the Acquisition. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial information.

The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The purchase price adjustments relating to the FPM and the Company's unaudited condensed combined financial information are preliminary and subject to change, as additional information becomes available and as additional analyses are performed.

The following table summarizes the preliminary purchase price allocation, as if the Acquisition had been completed on June 30, 2023:

(in millions)	Amount
Assets acquired:
Cash and cash equivalents	$12.9
Trade receivables	66.5
Receivables from long-term manufacturing contracts	23.8
Inventories (i)	70.7
Prepaid expenses and other current assets	35.1
Property, plant, and equipment	28.0
Operating lease right-of-use assets	9.8
Intangible assets (ii)	338.0
Goodwill	488.7
Other long-term assets	1.3
Total assets acquired	$1,074.8

Liabilities assumed:
Trade accounts payable	$62.1
Liabilities from long-term manufacturing contracts and advances	111.1
Accrued compensation	10.3
Other current liabilities	59.7
Operating lease liabilities	9.7
Deferred income taxes (iii)	69.0
Other long-term liabilities	4.2
Total liabilities assumed	$326.1

Purchase price (fair value of consideration transferred)	$748.7

(i)	The unaudited pro forma condensed combined balance sheet has been adjusted to record FPM’s inventories at a preliminary fair value of $70.7 million, an increase of $2.8 million from the carrying value. The unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2022, has been adjusted to recognize additional cost of goods sold related to the increased inventories basis. The additional costs are not anticipated to affect the Company's consolidated statement of operations beyond twelve months after the Acquisition date.

The fair value of inventories was estimated using the comparative sales method, which relies on certain key inputs and judgments including expected sales price of the inventories, percentage completion of the work-in-process inventories, estimated costs of completion and disposal of the inventories, and forecasted profit margins earned on the sale of the inventories. The fair value of inventories is preliminary and subject to measurement period adjustments.

(ii)	Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial statements consists of the following:

(in millions)	Gross Carrying Amount	Weighted-Average Useful Life
Customer relationships	$290.0	15 Years
Technology	48.0	12 Years
Total intangible assets acquired	$338.0

A 10% change in the valuation of identifiable intangible assets would cause a corresponding increase or decrease in amortization expense of $1.8 million for the nine months ended June 30, 2023, and $2.3 million for the fiscal year ended September 30, 2022. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Acquisition may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

The fair values of customer relationships were estimated using the multi-period excess earnings method. The excess earnings method is an income approach methodology that estimates the projected cash flows of the business attributable to the subject intangible asset, net of charges for the use of other identifiable assets of the business, including working capital, fixed assets, and other intangible assets. The identification and valuation of the identifiable intangible assets is preliminary and subject to measurement period adjustments.

The fair values of technology were estimated using the relief-from-royalty method, which presumes that the owner of the subject intangible asset avoids hypothetical royalty payments that would need to be made for the use of the asset if the asset was not owned. The identification and valuation of identifiable intangible assets is preliminary and subject to measurement period adjustments.

(iii)	Deferred tax assets and liabilities were derived based on incremental differences in the book and tax basis created from the preliminary purchase allocation.

4.	Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Adjustments included in Transaction Accounting Adjustments - Acquisition column and the Transaction Accounting Adjustments – Debt Financing column in the accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2023, are as follows:

(a) Reflects adjustment to cash and cash equivalents:

(in millions)	Amount
Pro forma transaction accounting adjustment - Acquisition:
Estimated transaction costs (i)	$(5.9)
Cash paid for outstanding equity interests in entities owning the FPM operating companies	(748.7)
Net pro forma transaction accounting adjustments to cash and cash equivalents	$(754.6)

Pro forma transaction accounting adjustments - Debt Financing:
Cash from Debt Financing, net of debt issuance costs (ii)	$758.0
Net pro forma transaction accounting adjustment to cash and cash equivalents	$758.0

(i)	These costs consist of legal advisory, financial advisory, accounting, and consulting costs of the Company incurred after June 30, 2023.
(ii)	Represents cash from the Debt Financing, net of debt issuance costs. Refer to Note 4(f) for additional detail.

(b) Reflects the preliminary purchase accounting adjustment for inventories based on the acquisition method of accounting.

(in millions)	Amount
Pro forma transaction accounting adjustment - Acquisition:
Elimination of FPM's inventories - carrying value	$(67.9)
Preliminary fair value of acquired inventories	70.7
Net pro forma transaction accounting adjustments to inventories	$2.8

Represents the adjustment of acquired inventories to its preliminary estimated fair value. After the Acquisition, the step-up in inventories to fair value will increase cost of goods sold as the inventories are sold, which sale of acquired inventories, for purposes of the unaudited pro forma condensed combined financial information, is assumed to occur within the first year after the Acquisition.

(c) Reflects the preliminary purchase accounting adjustment for estimated intangible assets based on the acquisition method of accounting. Refer to Note 3 for additional information on the acquired intangible assets expected to be recognized.

(in millions)	Amount
Pro forma transaction accounting adjustment - Acquisition:
Elimination of FPM's historical net book value of intangible assets	$(148.5)
Preliminary fair value of identifiable intangible assets	338.0
Net pro forma transaction accounting adjustments to intangible assets, net	$189.5

(d) Preliminary goodwill adjustment of $313.6 million which represents the elimination of historical goodwill and the excess of the estimated consideration over the preliminary fair value of the net assets acquired.

(in millions)	Amount
Pro forma transaction accounting adjustment - Acquisition:
Elimination of FPM's historical goodwill	$(175.1)
Goodwill per preliminary purchase price allocation (Note 3)	488.7
Net pro forma transaction accounting adjustments to goodwill	$313.6

(e) Represents the adjustment to deferred tax liability of $69.0 million associated with the incremental differences in the book and tax basis created from the preliminary purchase price allocation, primarily resulting from the preliminary fair value of identifiable intangible assets. These adjustments were based on the applicable statutory tax rate with the respective estimated preliminary purchase price allocation. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-Acquisition activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the unaudited pro forma condensed combined financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(f) Reflects the indebtedness, net of unamortized debt issuance costs, incurred to fund the Acquisition. The adjustments to current portion of long-term debt and long-term debt are composed of the following items:

(in millions)	Current portion of long-term debt	Long-term debt	Total
Pro forma transaction accounting adjustments - Debt Financing:
Net proceeds from Debt Financing:
Term Loan (i)	$10.1	$191.6	$201.7
Revolving Facility borrowing denominated in euro (ii)	$—	$348.9	$348.9
Revolving Facility borrowing denominated in U.S. dollars	$—	$210.0	$210.0
Less: debt issuance costs	$—	$(2.6)	$(2.6)
Net pro forma transaction accounting adjustments to current portion of long-term debt and long-term debt	$10.1	$747.9	$758.0

(i) Represents euro denominated borrowings of €185.0 million under the Term Loan, converted into U.S. dollars using the euro/U.S. dollar exchange rate as of June 30, 2023.

(ii) Represents euro denominated borrowings of €320.0 million under the Revolving Facility, converted into U.S. dollars using the euro/U.S. dollar exchange rate as of June 30, 2023.

(g) Reflects the adjustments to shareholders' equity:

(in millions)	Total Parent Company Net Investment
Pro forma transaction accounting adjustment - Acquisition:
Elimination of FPM's historical equity	$(307.6)
Estimated transaction costs incurred by the Company (i)	(5.9)
Net pro forma transaction accounting adjustments to Hillenbrand shareholders' equity	$(313.5)

(i)	Refer to Note 4(a) for additional information regarding transaction costs incurred.

5.	Pro Forma Adjustments to the Unaudited Condensed Combined Statements of Operations

Adjustments included in the Transaction Accounting Adjustments - Acquisition column and the Transaction Accounting Adjustments – Debt Financing column in the accompanying unaudited pro forma condensed combined statements of operations for the nine months ended June 30, 2023, and the fiscal year ended September 30, 2022, are as follows:

(a) Reflects $2.8 million of amortization of the estimated fair value step-up of inventories recognized through cost of goods sold during the first year after the Acquisition. This is a nonrecurring adjustment that does not affect the Company's consolidated statement of operations beyond 12 months after the Acquisition. Refer to Note 4(b) for more information.

(b) Reflects the adjustments to amortization expense associated with the fair values of the identifiable intangible assets acquired in the Acquisition. Refer to Note 3 for more information.

(in millions)	For the Nine Months Ended June 30, 2023	For the Fiscal Year Ended September 30, 2022
Pro forma transaction accounting adjustments - Acquisition:
Removal of historical FPM amortization of intangible assets	$(11.3)	$(14.2)
Record amortization of acquired identifiable intangible assets	17.5	23.3
Net pro forma transaction accounting adjustments to amortization expense	$6.2	$9.1

(c) Reflects the interest expense and amortization of issuance costs related to the Debt Financing. Refer to Note 4(f) for more information.

(in millions)	For the Nine Months Ended June 30, 2023	For the Fiscal Year Ended September 30, 2022
Pro forma transaction accounting adjustments - Debt Financing:
Recognition of additional interest expense for the Debt Financing:
Revolving Facility (i)	$25.0	$33.4
Term Loan (ii)	8.5	11.3
Amortization of debt issuance costs	0.4	0.5
Net pro forma transaction accounting adjustments to interest expense	$33.9	$45.2

This pro forma transaction accounting adjustment assumes the Debt Financing was obtained on October 1, 2021 and was outstanding the entire fiscal year ended September 30, 2022, and the entire nine months ended June 30, 2023. The interest calculation with respect to the Debt Financing is based on the following:

(i)	Interest on the U.S. dollar denominated borrowing under the Revolving Facility is calculated using the one-month secured overnight borrowing rate ("SOFR") as of September 30, 2023 plus a margin of 1.63% resulting in an all-in rate of 6.95%. Interest on the euro denominated borrowing under the Revolving Facility is calculated using a one-month euro interbank offered rate ("EURIBOR") as of September 30, 2023, plus a margin of 1.53% resulting in an all-in rate of 5.38%. The costs incurred to secure borrowings under the Revolving Facility are amortized on a straight-line basis over the five-year term of the Revolving Facility.

(ii)	Interest on the Term Loan is calculated using a rate equal to one-month EURIBOR as of September 30, 2023, plus a margin of 1.75% per annum resulting in an all-in rate of 5.61%. The debt issuance costs related to the Term Loan are amortized on a straight-line basis over its five-year term.

The following table presents a sensitivity analysis with respect to interest expense relating to the Debt Financing, illustrating the hypothetical effect of a 12.5 basis point change in the applicable interest rates for the nine months ended June 30, 2023, and for the fiscal year ended September 30, 2022:

(in millions)	Nine Months Ended June 30, 2023	Fiscal Year Ended September 30, 2022
Change in interest expense assuming:
Interest rate increase of 12.5 basis points	$0.7	$1.0
Interest rate decrease of 12.5 basis points	(0.7)	(1.0)

(d) To record the income tax impact of the pro forma adjustments utilizing a statutory income tax rate in effect of 25.0% for the fiscal year ended September 30, 2022 and for the nine months ended June 30, 2023. The effective tax rate of the Company following the Acquisition could be significantly different (either higher or lower) depending on post-Acquisition activities, including cash needs, the geographical mix of income, and changes in tax law. Because the tax rates used for the unaudited condensed combined pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(e) Reflects a one-time adjustment of $5.9 million to record known and estimated transaction costs incurred or estimated to be incurred after June 30, 2023. Transaction costs of $3.3 million and $10.3 million have otherwise been recorded within the Company's historical audited consolidated statement of operations for the fiscal year ended September 30, 2022, and historical unaudited consolidated statement of operations for the nine months ended June 30, 2023, respectively. Transaction costs incurred or estimated to be incurred are reflected within the earliest period presented. See Note 4(a) for additional information.

(f) Reflects $6.5 million and $8.8 million in expense reduction for the nine months ended June 30, 2023, and fiscal year ended September 30, 2022, respectively, related to licensing arrangements entered into in connection with the Acquisition. The historical FPM combined statements of income are burdened, under the carve-out methodology, with corporate allocation of costs to use certain trade names. Pursuant to the licensing arrangements referenced above, the Company has the right to use the trade names for a specified period after the Acquisition for a fixed amount in certain instances. The expense reduction reflects the difference between the historical corporate allocation and the actual costs to be incurred subject to these licensing arrangements.

(g) The pro forma basic and diluted earnings per share calculations are based on the historical basic and diluted weighted average shares of the Company. There were no shares issued as part of the Acquisition and therefore no change in the basic and diluted weighted average shares for the determination of pro forma basic and diluted earnings per share.

6.	Management Adjustments

Management expects that, following completion of the Acquisition, the Company will realize certain net cost savings as compared to the historical costs of FPM. Management estimates that, had the Acquisition occurred on October 1, 2021, $7.1 million and $8.0 million of net costs for the nine months ended June 30, 2023, and for the fiscal year ended September 30, 2022, respectively, would not have been incurred. These expenses include one-time costs and certain synergies and dis-synergies related to corporate overhead costs.

(in millions)	For the Nine Months Ended June 30, 2023	For the Fiscal Year Ended September 30, 2022
Management adjustments:
One-time costs incurred on FPM's historical statement of income (i)	$1.0	$3.7
Transaction costs recorded in FPM's historical statement of income (ii)	3.7	1.7
Synergies related to corporate overhead and personnel (iii)	3.8	4.5
Dis-synergies related to income from information technology services (iv)	(1.4)	(1.9)
Net impact on pro forma condensed combined net income	$7.1	$8.0
Impact on pro forma basic earnings per share	$0.10	$0.11
Impact on pro forma diluted earnings per share	$0.10	$0.11

(i)	Represents $1.0 million and $3.7 million of historical one-time costs, including loss on asset disposal, freight write-off, and out-of-period freight expense, that the Company would not continue to incur after the Acquisition for the nine months ended June 30, 2023, and the fiscal year ended September 30, 2022, respectively.
(ii)	Represents $3.7 million and $1.7 million in Acquisition-related costs incurred by FPM that the Company would not incur after the Acquisition for the nine months ended June 30, 2023, and the fiscal year ended September 30, 2022, respectively.
(iii)	Represents $3.8 million and $4.5 million in synergies related to estimated cost savings related to duplicative corporate overhead cost and personnel costs related to research and development, information technology, and other administrative expenses for nine months ended June 30, 2023, and the fiscal year ended September 30, 2022, respectively that the Company does not expect to incur after the Acquisition.
(iv)	Represents $1.4 million and $1.9 million in dis-synergies related to historical intercompany charges from FPM to other entities of its pre-Acquisition parent company for certain information technology services for the nine months ended June 30, 2023, and the fiscal year ended September 30, 2022, respectively. The Company will not receive income from such charges after the Acquisition.